UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2014, Colony Financial, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to the Credit Agreement, dated August 6, 2013, with JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions party thereto, as amended by the First Amendment dated January 29, 2014 (as previously amended, the “Credit Agreement”).

Pursuant to the Second Amendment, the revolving loan commitments under the Credit Agreement were increased by $200 million to a total of $620 million. The existing option to further increase the revolving loan commitment in the future was also amended to permit future increases to up to a maximum aggregate amount of $800 million (up from $600 million), subject to new or existing lenders providing commitments for such amounts and the other customary conditions. In addition, certain changes were made to the borrowing base calculation of the maximum permitted borrowing amount to expand capital availability to acquire our target assets in a manner consistent with our investment strategies and investment guidelines and for working capital and general corporate purposes.

The Second Amendment also amends the Credit Agreement by, among other things, (a) reducing the minimum fixed charge coverage covenant level to 1.50 to 1.00 from 2.25 to 1.00, (b) increasing the maximum permitted total leverage ratio to 0.65 to 1.00 from 0.50 to 1.00 and (C) modifying certain other covenants and provisions to allow additional flexibility for future potential organizational changes and acquisitions, including the previously announced potential combination transaction with Colony Capital, LLC.

Except as amended by the Second Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing summary of the Second Amendment and the transactions contemplated thereby contained in this item do not purport to be complete descriptions and are qualified in their entirety by reference to the terms and conditions contained in the Second Amendment when filed.

Item 9.01. Financial Statements.

(d) Exhibits

Exhibit No.	Description

10.1	The Second Amendment, dated December 12, 2014, to credit agreement, dated as of August 6, 2013, among Colony Financial, Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2014		COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Second Amendment, dated December 12, 2014, to credit agreement, dated as of August 6, 2013, among Colony Financial, Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent